                                                                    Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is effective as of 12:01 a.m. on July 1, 1998 (the "Effective Date"), by and among The Triumph Group Operations, Inc., a Delaware corporation ("Buyer") and a wholly owned subsidiary of Triumph Group, Inc., a Delaware corporation ("TGI"), Nu-Tech Industries Holding Company, a Missouri corporation (the "Company"), Charles M. Newell and Henry H. Newell (together, the "Newells" or the "Stockholders"), and, for the limited purposes set forth herein, TGI.

                                    RECITALS:

                  The Company is engaged in the business of: (a) producing complex structural components for the commercial and military aircraft markets;
(b) machining precision parts from aluminum extrusions; and (c) high speed machining precision parts from hard alloys using a proprietary process (collectively, the "Business").

                  The Stockholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Shares") for the consideration and on the terms set forth in this Agreement.

                  IN CONSIDERATION of the mutual covenants, agreements, representations and warranties set forth herein, and in reliance thereon, Buyer, the Company, the Stockholders and TGI agree as follows:


                             SECTION 1. DEFINITIONS

                  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in Schedule 1 to this Agreement.


                       SECTION 2. THE PROPOSED TRANSACTION

                  2.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Stockholders will sell and transfer the Shares to Buyer and Buyer will purchase the Shares from the Stockholders. In reliance on the representations, warranties and covenants contained herein, in consideration of the sale and transfer of the Shares, Buyer agrees to pay and deliver to the Stockholders on the Closing Date the Purchase Price as set forth in Section 2.02, subject to adjustment pursuant to Section 2.03, to be distributed among the

Stockholders, pro rata based on their
percentage ownership of the Shares on the Closing Date (each, a "Pro Rata
Share").

                  2.2 Purchase Price. The Purchase Price ("Purchase Price") shall consist of the following, in the aggregate:

                           (a) $16,200,000 (together with interest thereon at
the rate of seven percent (7%) per annum from the Effective Date to, but excluding, the Closing Date), as adjusted pursuant to Section 2.03 (the "Cash Consideration"); provided, however, that either Stockholder (an "Electing Stockholder") may request to receive, pursuant to a written notice to Buyer no later than ten Business Days (as defined herein) prior to the Closing Date, in lieu of such Electing Stockholder's Pro Rata Share of the Cash Consideration, shares of TGI Common Stock, par value $.001 per share ("TGI Stock"), equal to all or part of such Electing Stockholder's Pro Rata Share of the Cash Consideration, based on the average closing price of TGI Stock on the New York Stock Exchange Composite Transaction tape (the "Closing Price") for the ten trading days immediately prior to the Closing Date on which the New York Stock Exchange was open for business (each, a "Business Day"); provided further however, that TGI shall not, in any event, be obligated to issue to the Stockholders, in the aggregate, under this Agreement and the Purchase Agreement among Buyer and the Newells effective as of 12:01 a.m. on the 1st day of July, 1998 (the "Purchase Agreement") more than 50,000 shares of TGI Stock. In the event that TGI would be requested, in connection with this Agreement and the Purchase Agreement to issue more than 50,000 shares of TGI Stock, each Electing Stockholder's share of such TGI Stock shall be payable as follows: (a) shares of TGI Stock in an amount obtained by multiplying 50,000 by a fraction, the numerator of which is the number of shares of TGI Stock requested by such Electing Stockholder under this Agreement and the Purchase Agreement and the denominator of which is the number of shares of TGI Stock requested by all Electing Stockholders under this Agreement and the Purchase Agreement, and (b) the remainder in cash.

                  Any Electing Stockholder shall execute a Stockholder Questionnaire and Representation Letter in the Form of Exhibit A.

                           (b) $2,800,000 (together with interest thereon at the
rate of seven percent (7%) per annum from the Effective Date to, but excluding, the date of disbursement, the "Escrow Fund") to be held by Buyer in a separate escrow account (the "Escrow Account") for the benefit of the Stockholders in accordance with this Section 2.02(b). Upon receipt by Charles M. Newell ("Stockholder Representative") of a written notice from Buyer that the Escrow Fund or a portion thereof is to be retained by Buyer, the Stockholder Representative shall have thirty (30) days from delivery of such notice to notify Buyer in writing that it disputes Buyer's notice. If Stockholder Representative fails to provide such notice, then the amount of the Escrow Fund requested by Buyer shall be removed from the Escrow Account and paid to Buyer. If Stockholder Representative timely notifies Buyer that it disputes Buyer's notice, then Buyer shall (i) pay to the Stockholders by wire transfer of immediately available funds of each Stockholder's Pro Rata Share of any undisputed amount to each Stockholder's bank account designated by such Stockholder and (ii) hold such disputed amount of the Escrow Fund until the dispute is finally resolved in accordance with the provisions of Section 14.06 hereof.

                  The Escrow Fund shall be payable to the Stockholders on the one year anniversary of the Closing Date; provided that, no indemnification is then sought by the Buyer from the Stockholders pursuant to Section 11 or 12 of this Agreement, in which case, that portion of the Escrow Fund not required to support any indemnification then sought by the Buyer shall be payable to the Stockholders on the one year anniversary of the Closing Date, and any remaining portion of the Escrow Fund will be promptly distributed to the Stockholders following the final determination of any indemnification claims by Buyer under Sections 11 and 12 of this Agreement.


                  2.3      Adjustments to the Purchase Price.

                           (a) The Purchase Price to be paid at Closing shall be
decreased by one dollar for each dollar that the Estimated Effective Date Net Book Value is less than the Bid Net Book Value, and shall be increased by one dollar for each dollar that such Estimated Effective Date Net Book Value is greater than the Bid Net Book Value.

                           (b) The Purchase Price shall be then further
decreased by one dollar for each dollar that the Final Effective Date Net Book Value is less than the Estimated Effective Date Net Book Value, and shall be further increased by one dollar for each dollar that such Final Effective Date Net Book Value is greater than the Estimated Effective Date Net Book Value. Since the close of business on the Effective Date, the Company will operate its Business for the benefit of the Buyer and, accordingly, the Company and the Stockholders shall not declare any dividends with respect to the Company's cash or cash equivalents or otherwise remove any cash or cash equivalents from the Company after the Effective Date.

                           (c) Prior to the Closing, the Stockholders shall
deliver to Buyer the Estimated Effective Date Balance Sheet. Closing of the transactions contemplated by this Agreement shall constitute the parties' agreement as to the Estimated Effective Date Net Book Value reflected therein except as such Estimated Effective Date Net Book Value may be adjusted as provided in this Section 2.03. Within 90 days of the Closing Date, Buyer shall deliver to the Stockholders: the Final Effective Date Balance Sheet dated as of the Effective Date; a calculation of the Final Effective Date Net Book Value and any adjustment to the Purchase Price required under subsection (b). Subject to subsection (d) below, if the Final Effective Date Net Book Value is less than the Estimated Effective Date Net Book Value, the Stockholders shall each pay such Stockholder's Pro Rata Share of such difference to Buyer in accordance with the terms of subsection (e) below. Subject to subsection (d) below, if the Final Effective Date Net Book Value is greater than the Estimated Effective Date Net Book Value, Buyer shall pay to each Stockholder such

Stockholder's Pro Rata Share of such difference in accordance with the terms of subsection (e) below.

                           (d) In the event that the Stockholders dispute the
calculation of the Final Effective Date Net Book Value, the Stockholders shall notify Buyer in writing of such dispute and the basis therefor within ten days of the Stockholders' receipt of the Final Effective Date Balance Sheet and the parties shall attempt to resolve such dispute within the 30 days succeeding the date of such notice. In the event the parties are unable to resolve such dispute within such period, the Stockholders shall reduce to writing those matters of disagreement and the parties shall (i) retain as arbitrator such independent accounting firm as may be mutually agreed upon by Buyer and the Stockholders to review such matters and (ii) request such arbitrator to act as promptly as practicable in accordance with rules to be established by Buyer, the Stockholders and such arbitrator to resolve all such disputed matters. The parties shall be required to make payment as described in subsection (c) above of any amounts not disputed at the time of or prior to commencement of any arbitration; provided however, the obligation of the parties to pay any amount disputed shall be deferred pending receipt of the arbitrator's decision with respect to such disputed amount. The decision of the arbitrator shall be issued in writing to Buyer and the Stockholders and the Final Effective Date Balance Sheet shall be deemed adjusted to reflect the arbitrator's decision. The arbitrator's decision shall be final, non-appealable and binding on Buyer and the Stockholders, and the fees and expenses of the arbitrator shall be paid one-half by Buyer and one-half by the Stockholders, with each Stockholder paying his or its Pro Rata Share of such amount. If the arbitrator determines that the Final Effective Date Net Book Value is different than the Estimated Effective Net Book Value, Buyer or the Stockholders, as the case may be, shall pay any such difference within ten days after receipt of the arbitrator's determination.

                           (e) In the event Buyer is required pursuant to either
subsection (c) or (d) above to pay any sum to the Stockholders, such sum shall be paid in cash within, as applicable, 12 days following the Stockholders' receipt of the Final Effective Date Balance Sheet or ten days following the arbitrator's decision, by wire transfer of immediately available funds of each Stockholder's Pro Rata Share of such sum to each Stockholder's bank account designated for payment of the Purchase Price pursuant to Section 2.01(a). In the event the Stockholders are required pursuant to either subsection (c) or (d) above to pay any sum to Buyer, each Stockholder shall pay his or its Pro Rata Share of such sum within ten days following the later of the Stockholders' receipt of the Final Effective Date Balance Sheet or the arbitrator's decision, as the case may be, by wire transfer of immediately available funds to Buyer's bank account as designated by notice to the Stockholders at the time of delivery of the Final Effective Date Balance Sheet; provided that, if Buyer does not receive such amount, or any portion thereof, within such ten day period, Buyer shall be entitled to withdraw such unpaid amount from the Escrow Account.

                               SECTION 3. CLOSING

                  The Closing of the transactions contemplated by this Agreement shall take place at 8:00 a.m. at the offices of Lewis, Rice & Fingersh, counsel to the Company, on the later of (a) July 16, 1998 and (b) the fifth Business Day following the date when all of the conditions to the Closing specified in Sections 9 and 10 have been satisfied or waived, or such other date as the parties may mutually agree to in writing, but in no event later than July 31, 1998.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE STOCKHOLDERS

                  The Company and the Stockholders, jointly and severally, represent and warrant to Buyer as follows:

                  4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, with full corporate power and authority to carry on the Business as presently conducted by it, and the Company is qualified to do business in the states listed in Schedule 4.01, which constitute all of the states where the failure to be so qualified would adversely affect the condition (financial or otherwise), properties, assets or operations of the Business. The Company has delivered to Buyer copies, true and correct as of the date hereof, of its Articles of Incorporation, duly certified by the Secretary of State of the State of Missouri, and of its By-laws, duly certified by its Secretary, and certificates or other evidence of good standing in each state listed in Schedule 4.01.

                  4.2 Capitalization. The authorized equity securities of the Company consist of 1,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of which 80,000 shares of Common Stock are currently issued and outstanding, which, in the aggregate, constitute the Shares. Except as set forth on Schedule 4.02, the Stockholders are the record and beneficial owners and holders of all of the Shares, free and clear of any restrictions on transfer (other than restrictions under the federal and state securities laws), Taxes or Liens; provided however, that any such restrictions on transfer, Taxes or Liens shall be removed prior to the Closing Date. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act of 1933, as amended, or any other legal requirement. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to sell, transfer or otherwise dispose of any capital stock of the Company or that could require the Company to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Shares. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

                  4.3 Subsidiaries. Schedule 4.03 sets forth for each
Subsidiary: (a) its name and jurisdiction of incorporation; (b) the number of shares of authorized capital stock of each class of its capital stock; (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder;
(d) the number of shares of its capital stock held in treasury and (e) the names and addresses of its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly authorized to conduct its business and is in good standing in each state listed opposite its name in
Schedule 4.03, which constitute all of the states where the failure to be so qualified would adversely affect the condition (financial or otherwise), properties, assets or operations of the Business. Each Subsidiary has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the federal and state securities laws), Taxes or Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to sell, transfer or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any capital stock or other securities of any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Except as noted in Schedule 4.03, neither the Company nor any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Subsidiary.

                  4.4 Names. The Company has not conducted the Business under any name other than the names set forth in Schedule 4.04.

                  4.5 Certain Business Relationships. Except as noted in
Schedule 4.05, neither of the Stockholders, nor any Affiliate of the Company, has been involved in any business arrangement, contract or relationship with the Company or the Business (other than as a stockholder, director, officer or employee), and neither of the Stockholders, nor any Affiliate of the Company, owns any asset, tangible or intangible, which is used in the Business.

                  4.6 Authority. Each of the Company and the Stockholders has full power and, as applicable, authority to execute and deliver this Agreement and other documents delivered or to be delivered pursuant hereto, to perform all the terms and conditions hereof and thereof to be performed by him or it, and to consummate the transactions contemplated hereby and thereby. This Agreement and other documents delivered or to be delivered by the Company and the Stockholders in connection with this Agreement have been, as applicable, duly authorized and approved by all necessary and proper corporate action (including all necessary shareholder action) and constitute, and will constitute, the valid and binding obligations of the Company and such Stockholders enforceable against them in accordance with their respective terms.

                  4.7 No Violation. Except as noted in Schedule 4.07, the execution and delivery by the Company and the Stockholders of this Agreement and other documents delivered or to be delivered pursuant hereto by them and the performance by them hereunder or thereunder, and the consummation of the transactions contemplated hereby or thereby, will not violate, conflict with, result in the breach of, or accelerate the performance required by any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or any covenant, agreement or understanding to which the Company or the Stockholders is a party or any order, ruling, decree, judgment, arbitration award or stipulation to which the Company or any such Stockholder is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon any of the Assets or the Shares, or allow any Person to accelerate any debt owed by the Company or any such Stockholder or secured by any Asset or the Shares, or allow any Person to interfere with Buyer's full use and enjoyment of any of the Assets and operation of the Business.

                  4.8 Consents and Approvals of Governmental Authorities and Others. Except as noted in Schedule 4.08, no approval or authorization of, filing or registration with, or notification to, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Company and the Stockholders or the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. Except as noted in
Schedule 4.08, no consent, approval or authorization of any Person is required in connection with the execution or delivery of this Agreement by the Company and the Stockholders or the performance by the Company and such Stockholders of any other obligation under this Agreement, except where the failure to obtain such consent, approval or authorization would not cause a material adverse effect to the Business (financial condition or otherwise).

                  4.9      Financial Statements; Books and Records.

                           (a) The Company has delivered to Buyer a consolidated
balance sheet of the Company as of September 30, 1997, and consolidated statements of income, changes in stockholders' equity and cash flow for the year ended September 30, 1997 and for the period December 29, 1995 to September 30, 1996, together with the report of Ernst & Young LLP with respect thereto, and a consolidated balance sheet of the Company as of April 30, 1998, which is unaudited, copies of which are attached hereto as Schedule 4.09(a). These Financial Statements other than the unaudited statements of income and unaudited balance sheets have been prepared in accordance with GAAP consistently applied (except that the unaudited statements of income and balance sheet do not contain the notes thereto necessary to be in accordance with GAAP) throughout the periods involved, are complete and correct in all respects and present fairly the Company's consolidated financial condition as of the dates thereof and results of its operations for such periods subject, in the case of unaudited statements of income and balance sheets, normal recurring and year-end adjustments.

                           (b) The Company has no liabilities or obligations
relating to the Business, except those liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Bid Balance Sheet Date.

                           (c) All Books and Records are complete and correct
with respect to all information and time periods covered thereby. All of the Books and Records have been prepared and maintained, where applicable, in conformity with GAAP and in compliance with applicable laws, regulations and other requirements.

                  4.10 Events Subsequent to Bid Balance Sheet Date. Except as set forth in Schedule 4.10, there has not been, since the Bid Balance Sheet Date, any adverse change in the condition (financial or other), properties, assets or liabilities of the Company or the Business.

                  Without limiting the generality of the foregoing, since the Bid Balance Sheet Date:

                           (a) the Company has not sold, leased, transferred or
assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

                           (b) the Company has not entered into any Material
Contract, Lease or license (or series of related Contracts, Leases and licenses) either involving more than $50,000 or outside the ordinary course of business;

                           (c) no party (including the Company), has
accelerated, terminated, modified or canceled any Material Contract, Lease, agreement or license (or series of related Contracts, Leases, agreements and licenses) to which the Company is a party or by which it is bound other than Open Orders modified in the ordinary course of business;

                           (d) the Company has not imposed or suffered any Lien
upon any of its assets, tangible or intangible;

                           (e) the Company has not made any capital expenditure
(or series of related capital expenditures) either involving more than $25,000 or outside the ordinary course of business;

                           (f) the Company has not made any capital investment
in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $25,000 or outside the ordinary course of business;

                           (g) the Company has not issued any note, bond or
other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation in excess of $25,000;

                           (h) the Company has not delayed or postponed the
payment of accounts payable and other liabilities or obligations outside the ordinary course of business;

                           (i) the Company has not canceled, compromised, waived
or released any right or claim (or series of related rights and claims);

                           (j) the Company has not issued, sold or otherwise
disposed of any of its capital stock or the capital stock of any Subsidiary, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or the capital stock of any Subsidiary;

                           (k) the Company has not declared, set aside or paid
any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired, or become obligated to redeem, purchase or otherwise acquire, any of its capital stock;

                           (l) the Company has not experienced any material
damage, destruction or loss (whether or not covered by insurance) to its property;

                           (m) the Company has not made any loan to, or entered
into any other transaction with, any of its directors, officers, employees or Affiliates outside the ordinary course of business;

                           (n) the Company has not entered into any written
employment contract or collective bargaining agreement, or modified the terms of any existing written contract or agreement;

                           (o) the Company has not granted any increase in the
base compensation of any of its directors and officers and employees;

                           (p) the Company has not adopted, amended, modified or
terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other employee benefit plan);

                           (q) the Company has not made any other change in
employment terms for any of its directors, officers and employees;

                           (r) the Company has not made or pledged to make any
charitable or other capital contribution in excess of $15,000 in the aggregate;

                           (s) the Company has not taken any action or failed to
take any action which would result in a material adverse change, occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company or the Business; and

                           (t) the Company has not committed to do or perform
any of the foregoing.

                  4.11 Accounts Receivable. Schedule 4.11 contains a true and complete list of all Accounts Receivable at the Effective Date. All of the Accounts Receivable arose in bona fide transactions and are good and collectible in full at the recorded amounts thereof in the Books and Records in the ordinary course of business without resort to legal proceedings, net of an aggregate amount equal to reserves for doubtful accounts and bill-back items, as reflected in the Bid Balance Sheet.

                 4.12 Inventory. Schedule 4.12 contains a true and complete list of all Inventory as of the most recent practicable date. The Inventory consists of items which are merchantable and fit for the purposes intended and the quantity thereof is at levels appropriate and adequate for Buyer to conduct the Business following the Closing Date. The Inventory is carried in the Books and Records at an amount that is not in excess of the lower of its cost or its current fair market value and is saleable at prices at least equal to the value thereof in the Books and Records.

                 4.13      Tangible Purchased Assets.

                           (a) Schedule 4.13(a) contains a true and complete
list of all Equipment and Real Property, respectively, owned by the Company at the Effective Date. Except as noted in Schedule 4.13(a), on the Closing Date, the Company shall have good and marketable title to, and all right, title and interest in, all Equipment, Real Property and other Tangible Assets, real and personal, owned by it and the Company will own all such Equipment, Real Property and other Tangible Assets free and clear of all Liens (other than those liabilities listed on the Bid Balance Sheet).

                           (b) Schedule 4.13(b) sets forth a list of all Leased
Real Property, Equipment and other Tangible Assets leased by the Company and the Leases pursuant to which such Tangible Assets are leased at the Effective Date. Except as noted in Schedule 4.13(b), all Leases relating to Leased Real Property, Equipment or other Tangible Assets, real or personal, leased by the Company are valid and enforceable by the Company in accordance with their respective terms. There is not, under any Lease relating to Leased Real Property, Equipment or other Tangible Asset, any existing default by the Company or, to the Company's knowledge, any existing default by any other party thereto, or any circumstance known to the Company that could give rise to a default by the Company or any other party to such Lease. All commissions payable by the Company under or with respect to any such Leases have been paid.

                           (c) Except as noted in Schedule 4.13(c), the uses to
which the Tangible Assets are put are not subject to any restriction or condition and conform in all respects to zoning, subdivision and/or planning regulations, fire and safety regulations and all other regulations or requirements of the relevant federal, state or local authorities and to all statutes or laws governing such assets or the use thereof and are not temporary uses. All of the Tangible Assets may be used for the purposes of the Business. All certificates of occupancy and necessary consents of Governmental Authorities or other Persons to such existing uses have been obtained. The Company has not received notice of violation of any such regulation, ordinance or other law, order or requirement from any court or Governmental Authority, or of taking by eminent domain or condemnation proceeding.

                           (d) Except as set forth on Schedule 4.13(d), all the
Tangible Assets of the Company necessary for the Company to carry on the Business as presently conducted are in good operating order and condition subject to ordinary wear and tear and are suitable for their intended uses.

                           (e) The Tangible Assets include all tangible real and
personal property necessary to permit the Company to carry on the Business following the Closing Date in substantially the same manner as the Business is currently conducted.

                  4.14 Intellectual Property. Schedule 4.14 contains a true and complete list of all Intellectual Property, Technical Information and Computer Software Assets necessary to carry on the Business as currently conducted or as currently proposed to be conducted. The Company requires no rights under any patent, trade secret or other proprietary information or computer software license which the Company does not have or does not have the lawful right to use in order to conduct the Business as currently conducted. Except as noted in
Schedule 4.14, all patents, copyrights (where such registration is permitted or required by applicable law), trademarks, tradenames and service marks included in the Intellectual Property are registered to or owned by or licensed to the Company, are valid and enforceable (or, in the case of any unregistered or unpatented rights, may be freely used by the Company) or pending (in the case of patents), and all annuities, if any, are fully paid. The Company has not infringed and is not infringing, nor has the Company contributed to or is contributing to the infringement of, any valid patents, copyrights, trademarks, tradenames or service marks of any third party in its conduct of the Business. There are no pending or, to the Company's knowledge, threatened actions against the Company for infringement of any such patents, copyrights, trademarks, tradenames or service marks. None of the patents or patent applications included in the Intellectual Property is involved in a reissue, reexamination, interference, opposition or similar proceeding, and, to the Company's knowledge, there is no threat that any such proceeding will be declared or commenced. The Company is not using, without authorization, any trade or other business secret, know-how or technical information of any other

Person in the conduct of the Business. All licenses permitting the Company to use any Intellectual Property, Technical Information or Computer Software Assets are in full force and effect and the terms of such licenses do not provide that they may be terminated or restricted as a result of the execution of this Agreement or the consummation of the transactions contemplated herein.

                  4.15 No Prior Sale or Licensing of Assets. Except as noted in
Schedule 4.15, the Company is not a party to any license with respect to, and has not made any sale, pledge or other transfer of, and has not granted any rights or options to purchase or acquire, all or any part of the Assets, other than, with respect to Inventory and scrap materials, in the ordinary course of business.

                  4.16     Tax Matters.

                           (a) Except as noted in Schedule 4.16, the Company has
duly and timely filed all returns for Taxes required to be filed by it or for which it may be held responsible under applicable law, and has paid all Taxes due and payable by it or with respect to which a taxing or collection authority has issued a proposed or final assessment or made any similar claim.

                           (b) To the Company's knowledge, there is no dispute
or claim concerning any Taxes of the Company either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any of the directors, officers or representatives of the Company have knowledge based upon personal contact with any agent of such Governmental Authority. To the Company's knowledge, no returns for Taxes of the Company are currently under audit or examination by any Governmental Authority.

                           (c) The Company has not waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes.

                  4.17     Contracts.

                           (a) Schedule 4.17(a) sets forth true and complete
list of all Material Contracts at the Effective Date. The Material Contracts constitute all contracts material to the conduct of the Business as presently conducted. All Material Contracts are valid, binding and in full force and effect, and neither the Company nor, to the Company's knowledge, any other party to any Material Contract is in default thereunder. The Business is in compliance with all applicable cost accounting standards (CAS) requirements with respect to any Material Contracts with the United States or any agency thereof, except for such noncompliance that would not (i) result in the United States or any agency thereof having the right to terminate or otherwise cease performance of such Material Contracts; (ii) result in the United States or any agency thereof having the right or ability to bar the Company from engaging in any future business arrangements with the United States or any agency thereof; or (iii) have an adverse effect on the operations, financial condition, assets, liabilities or prospects of the Business or the Assets taken as a whole.

                           (b) None of the Material Contracts contains any
provision providing for the termination of the Material Contract or giving any party thereto the right to terminate such Material Contract by reason of the sale of a majority of the Shares of the Company, and except as set forth in
Schedule 4.17(b), none of the terms of any Material Contract will be altered by reason of the execution of this Agreement or the consummation of the transactions contemplated herein.

                 4.18 Open Orders. Schedule 4.18 set forth a true and complete list of all Open Orders at the Effective Date. All Open Orders are valid, binding and in full force and effect and neither the Company nor the other party thereto is in default thereunder. None of the Open Orders contains any provision providing for the termination of the Open Order or giving any party thereto the right to terminate the Open Order by reason of the sale of a majority of the Shares of the Company, and none of the terms of any Open Order are required to be altered by reason of the execution of this Agreement or the consummation of the transactions contemplated herein. The Seller has no obligation to make any payments to representatives or any other Person on or with respect to Open Orders.

                 4.19 Permits. Schedule 4.19 sets forth a true and complete list of all Permits (other than Environmental Permits) required or useful in the conduct of the Business. All Permits are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any have been threatened. No Permits or parts thereof are subject to loss by reason of dormancy or non-use. No claims have been made by any Governmental Authority or any Person relating to the Permits and, to the Company's knowledge, no such claim is contemplated by any Governmental Authority or other Person, nor does any basis therefor exist. Except as noted in Schedule 4.19, no Permit will be terminated or require the consent of the issuer to continue in effect as a result of the sale of a majority of the Shares of the Company.

                 4.20 Computer Hardware and Software; Embedded Controls

                           (a) Schedule 4.20(a) sets forth a list of all (i)
Hardware, (ii) Software, (iii) Databases and (iv) Embedded Controls used by the Company in the operation and management of the Business (including, without limitation, those related to the Business' facilities, equipment, manufacturing processes, quality control activities, accounting and bookkeeping records, recordkeeping activities and products sold to, and/or services rendered to, customers).

                           (b) Except as noted in Schedule 4.20(b), the Company
is not aware of any operating problems, including, but not limited to, Year 2000 Problems, presently encountered or likely to be encountered in the future in the use and operation of Hardware, Software, Databases and Embedded Controls.

                           (c) Except as noted in Schedule 4.20(c), the Company
has not (i) received notice from any supplier, customer, vendor or other entity with which the Company has a relationship, or otherwise become aware of, Year 2000 Problems anticipated by such suppliers, customers, vendors or other entities, or requiring the Company to undertake actions outside the ordinary course of business to assist such suppliers, customers, vendors or other entities in dealing with Year 2000 Problems, either of which could have a material adverse effect on the Business; or (ii) been advised by its employees, independent public accountants or other consultants or advisors or its banks or other financial intermediaries of any problems it should anticipate or expenditures it is likely to incur relating thereto.

                  4.21 Depositary Accounts, Etc. Schedule 4.21 sets forth a true and complete list of (a) all banks, trust companies, savings and loan associations, and brokerage or other firms which have issued bank guarantees, bills of exchange, letters of credit or banker's acceptances for the account of the Company, (b) each such institution in which the Company has a depository or other account or a safe deposit box and the names of all persons authorized to draw thereon, to have access thereto or to authorize transactions therein, (c) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof, and (d) all credit card and similar accounts on which the Company may be liable and the names of the persons holding such cards or authorized to use such accounts.

                  4.22 Insurance. Schedule 4.22 sets forth a true and complete list of all insurance policies held by or on behalf of the Company as of the date hereof and of all public liability insurance policies held by or on behalf of the Company for the past two years, copies of which have been supplied to Buyer. Such policies are sufficient in all respects for compliance by the Company with all requirements of law and with the requirements of all of the Contracts, and, except as noted on Schedule 4.22, the Company has not received any notice of actual or proposed cancellation or of reduction in coverage of, or of any increase in premium under, such policies of insurance.

                  4.23 Compliance with Laws; Litigation. The Company has been, and is operating the Business in compliance with the requirements of all federal, state and local laws, regulations, judgments, injunctions, decrees, court orders and administrative orders regarding such operations. Except as noted in Schedule 4.23, the Company is not engaged in, or a party to, or, to the Company's knowledge, threatened with, any legal action, suit, investigation or other proceeding by or before any court, arbitrator or administrative agency, and the Company is not aware of any basis for any such action, investigation or proceeding. There are no outstanding orders, rulings, decrees, judgments, stipulations or proceedings to which the Company is a party or by which the Company is bound, by or with any court, arbitrator or administrative agency.

                  4.24 Warranties; Product Liability.

                           All goods and products manufactured or repaired by
the Company in the Business were manufactured or repaired, as the case may be, in compliance with all contractual requirements, all applicable federal and state laws, rules and regulations and applicable underwriters and industry standards and codes, if any, except for such noncompliance as would not have an adverse effect on the value or use of such goods and products or the adequacy of such repairs.

Except as noted in Schedule 4.24, there is not presently any action, suit, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company for Product Liabilities or otherwise relating to the safety or fitness or quality of the goods or products manufactured or repaired by the Company.

                  4.25 Absence of Sensitive Payments. The Company has not made any contributions, payments or gifts to or for the private use of any governmental official, governmental employee or governmental agent in any amount where either the payment or the purpose in making such contribution, payment or gift is illegal under the laws of the United States or any other jurisdiction; the Company has not established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books; and the Company has not made any payments to any Person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the document supporting the payment.

                  4.26 Environmental Matters.

                           (a) Except as noted in Schedule 4.26(a), the Company
has conducted all activities of the Business in compliance with, and all properties owned, leased or operated by the Company in connection with the Business comply with, all Environmental Laws. Except as noted in Schedule 4.26(a), the Company is not aware of any facts, events or conditions relating to the facilities, properties or operations of the Business which would prevent, hinder or limit continued compliance with any Environmental Laws.

                           (b) Schedule 4.26(b) sets forth a true and complete
list of the Environmental Permits which have been obtained by the Company. Except as noted in Schedule 4.26(b), all Environmental Permits are in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions. No modification, suspension, rescission, relocation or cancellation of any Environmental Permit is pending or, to the Company's knowledge, threatened, and no Environmental Permit will be canceled or withdrawn, or otherwise adversely affected by the sale of a majority of the Shares of the Company. Except as noted in Schedule 4.26(b), the Company has made or caused to have been made all notifications and done all other things necessary to ensure that, following the consummation of the transactions contemplated by this Agreement, all currently effective Environmental Permits shall remain in full force and effect or shall be reissued or amended to permit Buyer to operate the Business.

                           (c) Except as noted in Schedule 4.26(c), to the
Company's knowledge, no Contamination is present or has emanated from or at any property now or previously owned, leased or operated by the Company in connection with the Business. Except as noted in Schedule 4.26(c), no property now owned, leased or operated by the Company in connection with the Business is subject to an Environmental Lien. Except as identified in Schedule 4.26(c), the Company has not incurred costs or liabilities, and has not been ordered to investigate, remediate or otherwise respond to a potential environmental threat of Contamination in connection with the Business.

                           (d) Except as noted in Schedule 4.26(d):

                                    (a) the Company has not, in connection with
the Business, received (A) a request for information from any Governmental Authority with respect to any discharge or removal of any Hazardous Substance, or (B) other notice that it has been identified in any litigation, administrative proceeding or investigation as a responsible party or a potentially responsible party for any liability under any Environmental Law or in connection with any Hazardous Substance.

                                    (b) the Company has not filed any notice
under any federal, state or local law, regulation or order reporting a release of Hazardous Substances in connection with the Business or any property owned, leased or operated by the Business; and

                                    (c) the Company has not entered into any
negotiations or agreements with any Person relating to any response action or other cleanup or remediation of any Hazardous Substance.

                           (e) Except as noted in Schedule 4.26(e), to the
Company's knowledge, no portion of any property owned, leased or operated by the Company contains any of the following:

                                    (a) polychlorinated biphenyls or substances
containing polychlorinated biphenyls;

                                    (b) asbestos or materials containing
asbestos;

                                    (c) urea formaldehyde foam insulation;

                                    (d) radon gas or the presence of the
radioactive decay products of radon in excess of an air concentration of four picocuries/liter; or

                                    (e) tanks presently or formerly used for the
storage of any Hazardous Substance or any other liquid or gas above or below ground.

                           (f) Except as noted in Schedule 4.26(f), no portion
of any property owned, leased or operated by the Company constitutes any of the following:

                                    (a) a wetland or other "water of the United
States" for purposes of Section 404 of the Federal Clean Water Act, or any similar area regulated under any applicable state law;

                                    (b) a floodplain or other flood hazard area;

                                    (c) a portion of the coastal zone for
purposes of the Federal Coastal Zone Management Act; or

                                    (d) any other area, development of which is
specifically restricted under applicable law by reason of its physical characteristics or prior use.

                           (g) Except as noted in Schedule 4.26(g), the Company
has not, in connection with the Business, expressly assumed or undertaken any liability or corrective or response action obligation of any other Person relating to Environmental Laws.

                           (h) Except as noted in Schedule 4.26(h), the Company
is not aware of any costs (other than costs incurred in the ordinary course of business consistent with past practices) that the Company expects the Business will be likely to incur to achieve or maintain compliance with Environmental Laws or to respond to Contamination.

                  4.27 Benefit Plans and Employment Arrangements.

                           (a) Schedule 4.27(a) sets forth a true and correct
list of (i) the name, title, calendar year 1997 compensation, current base salary and specific bonus plans or arrangement for each present employee of the Business; (ii) each collective bargaining, union or other employee organization agreements; (iii) each employment, advisory and consulting agreement; (iv) each employee confidentiality or other agreement protecting proprietary processes, formulae or information; (v) each corporation or other trade or business which is an ERISA Affiliate; and (vi) each Plan. Schedule 4.27(a) identifies as such all Plans, if any, which are (i) defined benefit pension plans; (ii) severance, continuation pay, termination pay, pension or deferred compensation arrangements (including but not limited to any such arrangements contained in an employment, advisory or consulting agreement), other than pension plans qualified or intended to be qualified under Section 401(a) of the Code; and (iii) Multiemployer Plans.

                           (b) With respect to each Plan, the Company delivered
to Buyer true, correct and complete copies of all current written documents setting forth the terms and conditions of such Plan (or a written summary of such terms in the case of an unwritten Plan) and, in the case of each Plan subject to ERISA, copies of the plan document, the most current summary plan description and any modifications thereto, the most recently filed Internal Revenue Service Form 5500 (including attachments) and the most recent actuarial valuation and report, as applicable, and other material related documents of such Plan such as insurance contracts.

                           (c) The acquisition by Buyer of the Shares by Buyer
will not, directly or indirectly, give rise to any withdrawal liability or potential withdrawal liability on the part of Buyer with respect to any Multiemployer Plan in which the Company or an ERISA Affiliate participates or to which the Company or an ERISA Affiliate has or has had any obligation to contribute for the benefit of any such employees. Except as noted in Schedule 4.27(c), the Company has no unfulfilled obligation to contribute to any Multiemployer Plan or collectively bargained welfare plan. Neither the Company nor any ERISA Affiliate has incurred any liability which arises from either a complete or partial withdrawal (as defined in Section 4203 or 4205 of ERISA, respectively) from any Multiemployer Plan that has not been discharged and neither the Company nor any ERISA Affiliate has incurred a decline in contributions to a Multiemployer Plan such that, if the current rate of contributions continues, a 70% or greater decline in contributions will occur within the next three plan years.

                           (d) Neither the Company nor any ERISA Affiliate
maintains or contributes to, or has ever maintained or had an obligation to contribute to, a Plan subject to Title IV of ERISA or the minimum funding requirements under Section 412 of the Code. There does not exist any condition, there has not occurred any event, and there has not been any omission, with respect to the sponsorship, funding or administration of any employee benefit plan, which has or could result in a Lien upon or claim with respect to any of the Assets, or Buyer's being liable for any contribution, withdrawal liability, benefit, claim, settlement, Tax, penalty or payment of any nature except liabilities for benefit claims and funding obligations payable in the ordinary course of business. All contributions required to be made under the terms of any Plan have been timely made in accordance with applicable law, including without limitation , Labor Reg. Section 2510.3-102.

                           (e) Except as noted in Schedule 4.27(e), each group
health plan that provides health coverage to any present or former employee of the Business has operated in material compliance with all requirements of Sections 601 through 608 of ERISA and either Section 162(i)(2) and (k) of the Code and the regulations promulgated thereunder (for years prior to 1989) or
Section 4980B of the Code and the regulations promulgated under former Section 162(i)(2) and (u) of the Code (for years after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease ("COBRA"). Schedule 4.27(e) sets forth a true and complete list of all current employees, and former employees since January 1, 1995, of the Business and their respective beneficiaries who are receiving or who are eligible to elect to receive such continuation coverage under such group health plans pursuant to such provisions of ERISA and the Code.

                           (f) Each Plan has at all times been administered in
material compliance with its terms, all applicable provisions of ERISA (including the "fiduciary responsibility" and "prohibited transaction" rules thereof), the Code and other applicable laws, and each Plan intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service which has not been revoked. All applicable requirements under ERISA or the Code as to the filing of reports, documents and notices regarding the Plans with the Department of Labor and the Internal Revenue Service and the furnishing of such reports, documents or notices on a timely basis to participants and beneficiaries on or prior to the date hereof have been complied with in all material respects. There are no active suits, governmental investigations or proceedings pending or threatened against or concerning any Plan or against any fiduciary thereof respecting the fiduciary's duties to the Plan or any trust under the Plan. There is no action or claim

(other than routine claims for benefits made in the ordinary course of Plan administration) pending or threatened against or with respect to any Plan.

                           (g) Except as noted in Schedule 4.27(g), the Company
has not carried on discussions regarding organization with any labor union and there has not been any strike, work stoppage, labor dispute or other labor trouble relating to employees of the Business, and, to the Company's knowledge, there are no significant threats of work stoppage or labor trouble by employees of the Business.

                           (h) None of the Plans that are welfare benefit plans
within the meaning of Section 3(1) of ERISA provide for benefits or coverage for any former or retired employee or their beneficiaries, except to the extent required by COBRA. There is no VEBA maintained with respect to any such welfare plan.

                           (i) All insurance premiums have been paid in full,
subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan or contract years ending on or before the Closing Date. With respect to periods from the close of the most recent plan or contract year through the Closing Date with respect to the Plans, all insurance premiums due or payable through the Closing Date have been or will be paid in full, and no such premium is overdue or in a grace period for late payment.

                           (j) All expenses and liability relating to all of the
Plans have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

                           (k) Any fidelity bond required to be obtained by the
Company under ERISA with respect to any Plan has been obtained and is in full force and effect.

                           (l) The execution of this Agreement by the Company
and the consummation of the transactions contemplated hereunder will not, except as set forth in Schedule 4.27(l), result in any obligation or liability to any Plan, or to any employee or former employee of the Company.

                  4.28 Obligations to Pay Fees. Except as noted in Schedule 4.28, none of the Company or the Stockholders has any liability or obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated. None of the Subsidiaries has any liability or obligation to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  4.29 Completeness of Disclosure. The representations and warranties contained in this Section 4 and in the Schedules delivered pursuant hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 and such Schedules, in light of the circumstances under which they were made, not misleading.


           SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND TGI

                  Buyer and TGI, each hereby represent and warrant to the Company and the Stockholders as follows:

                  5.1 Organization, Good Standing, and Corporate Authority. Each of Buyer and TGI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute this Agreement and the other documents delivered or to be delivered pursuant hereto, to perform all the terms and conditions hereof and thereof to be performed by it, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other documents delivered or to be delivered by Buyer and TGI in connection with this Agreement have been duly authorized and approved by all necessary and proper corporate action and constitute, and will constitute, the valid and binding obligations of Buyer and TGI, enforceable against Buyer and TGI in accordance with their respective terms.

                  5.2 No Violation. Neither the execution and delivery by Buyer and TGI of this Agreement or the other documents delivered or to be delivered pursuant hereto by Buyer and TGI and the performance by Buyer and TGI hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with, result in the breach of, or accelerate the performance required by any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Buyer or TGI, as the case may be, or any covenant, agreement or understanding to which Buyer or TGI is a party or any order, ruling, decree, judgment, arbitration award or stipulation to which Buyer or TGI is subject, or constitute a default thereunder.

                  5.3 Consents and Approvals of Governmental Authorities and Others. Except as noted in Schedule 5.03, no approval or authorization of, filing or registration with, or notification to, any Governmental Authority is required in connection with the execution and delivery of this Agreement by Buyer or TGI or the performance of their respective obligations hereunder or the consummation of the transactions contemplated hereby. Except as noted in Schedule 5.03, no consent, approval or authorization of any Person is required in connection with the execution or delivery of this Agreement by Buyer and TGI, the purchase by Buyer of the Shares, or the performance by Buyer or TGI of any other obligation under this Agreement.

                  5.4 Obligation to Pay Certain Fees. Neither Buyer, TGI nor any of their respective officers, directors, employees or Affiliates has agreed to pay any fees or commissions to any investment banker, broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company or the Stockholders could become liable or obligated.

                  5.5 Litigation. There are no actions, suits or proceedings pending, or, threatened, by any Person or Governmental Authority challenging the legality, validity or propriety of the transactions contemplated by this Agreement.

                  5.6 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act of 1933, as amended.

                  5.7 Completeness of Disclosure. The representations and warranties contained in this Section 5 and in the Schedules delivered pursuant to this Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 and such Schedules, in light of the circumstances under which they were made, not misleading.


         SECTION 6.  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

                  Between the execution hereof and the Closing Date, the Company and the Stockholders shall, and such Stockholders shall cause the Company, to do the following:

                  6.1 Employees. Upon notice to and consent of the Company, the Buyer may discuss the possibility of continued employment with current employees of the Business, and the Company shall not unreasonably interfere with or impede the Buyer's right to do so, either directly or indirectly.

                  6.2 Access to Offices, Officers, Accountants, Etc. Upon notice to and consent of the Company, the Company will afford to, and will cause its Affiliates to afford to, the officers and authorized representatives of Buyer (including without limitation, attorneys, accountants, surveyors, building inspectors, engineers, environmental consultants, insurance brokers, financial advisors and bankers) access to the offices, officers, properties, Books and Records of the Company and the Business, and to the attorneys, accountants and other representatives of the Company and its Affiliates and with any and all Persons Buyer deems appropriate, subject in each instance upon notice to and consent of the Company, in order to enable it to consummate the transactions contemplated hereby, and will furnish Buyer with such additional financial and operating data and other information as to the Business and the Assets as Buyer may from time to time reasonably request. Upon notice to and consent of the Company, the Company will cooperate with Buyer as may be reasonably necessary to facilitate Buyer's contacting vendors, dealers, customers and such other Persons as Buyer and its representatives may desire to contact in connection with Buyer's investigation of the Business.

                  6.3 Cooperation in Buyer's Environmental Investigation. In connection with Buyer's Environmental Investigation the Company will:

                           (a) comply fully and completely with any request for
information made by Buyer or its agents in connection with any such investigation;

                           (b) assist Buyer or its agents to obtain any records
pertaining to the Company or to properties owned, leased or operated by the Company in connection with such an investigation; and

                           (c) accord Buyer and its agents access to all areas
of the properties owned or operated by the Company in connection with any such investigation; provided however, Buyer shall be responsible for repairing, at its sole cost and expense, any permanent damage or material diminution in the fair value of such properties resulting from Buyer's Environmental Investigation.

                  6.4 Approvals; Consents. The Company will: (a) promptly file the notification required of it under the HSR Act relating to the purchase and sale contemplated by this Agreement with the United States Department of Justice and the Federal Trade Commission; (b) promptly respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification; (c) if requested by Buyer, request early termination of the waiting period under the HSR Act; and (d) use its best efforts, and cooperate with Buyer in its efforts, to obtain the consents of all other parties to all Contracts, Open Orders, Permits, Environmental Permits and other rights of the Company, which require the consent of such parties for the consummation of the transactions contemplated hereby.

                  6.5      Environmental Obligations.

                           (a) The Company will provide Buyer with reasonable
advance notice of any activities the Company proposes to take to correct any violations of the Environmental Laws relating to the Business, or to address any Contamination present at or emanating from any Real Property, Leased Real Property or other real property operated by the Company in connection with the Business, and attributable to any actions on or affecting any Real Property, Leased Real Property or other property operated by the Company in connection with the Business. The Company shall undertake any such activities in a manner which minimizes any interference with the Buyer's use or enjoyment of or operations on the property following the Closing Date.

                           (b) The Company will keep Buyer reasonably informed
of the initiation, progress and completion of any corrective or response action the Company undertakes in compliance with subsection (a) above. The Company will provide to Buyer copies of all documents and correspondence submitted to and received from third parties, including Governmental Authorities, in connection therewith.

                  6.6 Preservation of Business Organization. The Company will conduct the Business in the ordinary course, in a manner consistent with applicable federal, state and local regulations, and use its best efforts to preserve the Company's business relationships intact and to preserve the goodwill of the Company with its suppliers, customers and others having business relations with it.

                  6.7 Approval of Certain Transactions. Except as specifically contemplated by this Agreement, without the prior written consent of Buyer, the Company will not, at any time between the Effective Date and the Closing Date, in the conduct of the Business:

                           (a) incur or agree to incur any liability or
obligation or enter into any agreement or transaction that cannot be canceled upon not more than 30 days notice other than in the ordinary course of the Company's operation of the Business and consistent with past practice;

                           (b) (i) mortgage, pledge or otherwise encumber or
convey any similar interest in, any Assets or (ii) except in the ordinary course of the Company's operation of the Business and consistent with past practice, sell, lease or convey any interest in any Assets;

                           (c) declare or pay any dividends or distribute cash
or securities to its Stockholders, make any direct or indirect redemption, purchase or other acquisition of any of its capital structure, or issue any additional shares of its capital stock or permit any transfer, assignment, pledge or other alienation or encumbrance of any Shares;

                           (d) make any capital expenditures in excess of
$25,000 in the aggregate;

                           (e) conduct the Business other than in the ordinary
course;

                           (f) waive or release any rights with respect to the
Assets or the Business other than in the ordinary course of the Company's operation of the Business and consistent with past practice;

                           (g) change its methods of accounting;

                           (h) adopt or modify or pay any bonus, pension, profit
sharing or other compensation plan or enter into or modify any Contract of, or terms and conditions of, employment other than: (i) offering and employing persons pursuant to at-will employment relationships and terminating employees in accordance with the exercise of prudent business judgment and the Company's policies and practices; and (ii) as set forth on Schedule 6.07; or

                           (i) take any other action (A) which would result in
an adverse change in the condition (financial or other), of the Company, the Business or the Assets or (B) which, if taken prior to the date hereof, would constitute a breach of any representation or warranty contained in Section 4 of this Agreement.

                  6.8 Exclusive Dealing. Between the Effective Date and the Closing Date, neither the Company nor the Stockholders will:

                           (a) solicit or initiate discussions or engage in
negotiations with any Person other than Buyer (whether or not such discussions are initiated by the Company or the Stockholders), with respect to the possible acquisition of the Company, the Business, the Shares or the Assets by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise);

                           (b) provide any information with respect to the
Company, the Business, the Shares or the Assets to any Person other than Buyer relating to the possible acquisition of the Company, the Business, the Shares or the Assets by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise) other than Buyer, its agents, representatives, and advisors who have or need to know such information for the purposes of this transaction, and the Company and the Stockholders; or

                           (c) enter into a transaction with any Person other
than Buyer concerning the possible acquisition of the Company, the Business, the Shares or the Assets by such Person (whether by merger, purchase of capital stock, purchase of assets, consolidation or otherwise).

                  6.9 Update Schedules. Prior to the Closing Date, the Company and the Stockholders shall disclose to Buyer any information contained in the representations and warranties of the Company and such Stockholders contained in
Section 4 or in the Schedules delivered pursuant thereto which is no longer true or complete. Any such disclosures shall not be deemed to modify, amend or supplement such representations and warranties unless otherwise agreed in writing by Buyer.

                  6.10 Further Assurances. From time to time after the Closing, at Buyer's request and without further consideration, the Stockholders will execute and deliver such other and further instruments of conveyance, assignment and transfer, and take such other action as Buyer may reasonably request for the more effective conveyance, transfer and enjoyment of the Shares.

                  6.11 Tax Returns. Buyer will cause the Company to prepare and file the United States federal and state income tax returns of the Company for the taxable periods ending on or prior to the Effective Date. Buyer shall provide the Stockholders an opportunity to review and approve of all such tax returns of the Company, which approval may not be unreasonably withheld. If the Stockholders should withhold such approval, they shall notify Buyer within ten Business Days of receipt of such tax returns of their disapproval or otherwise waive their right to challenge the tax returns. The parties shall then use reasonable efforts to resolve such disagreement. If the parties remain unable to resolve such disagreement within ten Business Days of notice of disagreement from the Stockholders to Buyer, Buyer, shall retain a "Big Six" national accounting firm, other than Ernst & Young LLP (the "Tax Arbitrator"), to determine whether the tax returns were prepared in accordance with prudent tax practices. If the Tax Arbitrator determines that such tax returns were prepared in accordance with prudent tax practices, then the tax returns shall be filed with the respective governmental agency in the manner prepared by Buyer, and the Stockholders shall be responsible for all costs incurred by the Tax Arbitrator in resolving the dispute. If the Tax Arbitrator determines that such tax returns were not prepared in accordance with prudent tax practices, then the tax returns shall be filed in the manner directed by the Tax Arbitrator, and Buyer shall be responsible for all costs incurred by the Tax Arbitrator in resolving the dispute.


                          SECTION 7. COVENANTS OF BUYER

                  7.1 Confidentiality. If the transactions provided for herein are not consummated, unless otherwise required by law, Buyer and its officers, agents and representatives will hold in strict confidence all information obtained from the Company and its officers, agents or representatives, and the Stockholders in accordance with the terms and conditions of the Confidentiality Agreement dated May 20, 1998 between TGI and Heartland Consultants, L.C. for the benefit of the Company.

                  7.2 Approvals; Consents. The Buyer will: (a) promptly file the notification required of it under the HSR Act relating to the purchase and sale contemplated by this Agreement with the United States Department of Justice and the Federal Trade Commission; (b) promptly respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification and (c) cooperate with the Company and the Stockholders in obtaining all necessary consents and approvals to consummate the transactions contemplated hereby. Buyer shall not be required to pay any fees or make any other payments in connection with this paragraph except for the applicable fee for the HSR filing referred to in (a) hereof, which fee shall be at Buyer's expense.

                  7.3 Employees. TGI hereby agrees to consider those persons listed on Schedule 7.03 as "Employees" eligible to participate in TGI's 1996 Stock Option Plan. Further, Buyer and TGI agree that for a period of not less than 60 days after the closing, Buyer shall not engage in a "plant closing" or "mass layoff" at the Company's facilities as such terms are defined in the

Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et seq., and regulations issued thereunder, 20 C.F.R. 639.

                  7.4 Purchase Price. Buyer shall have sufficient immediately available funds at Closing to pay to the Stockholders the Purchase Price set forth in Section 2.02.

                  7.5 Further Assurances. From time to time after the Closing, at Stockholders' request and without further consideration, the Buyer, and to the extent necessary, TGI, will execute and deliver such other and further instruments necessary for the proper conveyance, assignment and transfer of the Shares.

                           SECTION 8. NON-COMPETITION

                  In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Stockholders hereby covenants as follows, which covenants shall be in addition and without prejudice to any other noncompetition, nonsolicitation and/or similar covenants to which the Stockholders may be subject from time to time, including without limitation, those set forth in any employment agreement between Buyer and either
Stockholder:

                  8.1 Restriction of Management and Investment. For a period of seven years after the Closing Date (which applicable period shall automatically be extended with respect to either Stockholder by a period of time equal to any period in which such Stockholder is in breach of any obligations under this
Section 8, including any such extension, the "Restricted Period"), no Stockholder shall engage, directly or indirectly (except as a stockholder, director, officer, and/or employee of Buyer), as a proprietor, equityholder, investor (except as an investor holding not more than 3% of the outstanding capital stock or other securities of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, in the Business.

                  The Stockholders shall receive no further consideration in connection with the non-competition covenant contained in this Section 8.

                  8.2 Restriction on Solicitation of Employees. During the Restricted Period, no Stockholder shall directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of Buyer or any of its Affiliates to terminate their employment or contractual relationship with Buyer or any such Affiliate; and none of them shall assist any other Person to do so, or be a proprietor, equityholder, investor (except as an investor holding not more than 3% of the capital stock or other securities of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so; provided however, a Stockholder shall not in any event be prohibited from employing personnel of the Buyer who respond to any such Stockholder's or affiliated company's general solicitations of employment through general advertisements.

                  8.3 Restrictions on Solicitations of Customers. During the Restricted Period, no Stockholder shall directly or indirectly solicit, divert, take away, or attempt to divert or take away, from Buyer or any of its Affiliates any of the business or patronage of any of their respective customers, clients, accounts, vendors, or suppliers, and no Stockholder shall assist any other Person to do so, or be a proprietor, equityholder, investor (except as an investor holding not more than 3% of the capital stock or other securities of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

                  8.4 Equitable Relief. Each Stockholder hereby acknowledges that any breach by him of his obligations under this Section 8 would cause substantial and irreparable damage to Buyer and its Affiliates; and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each Buyer or any Affiliate shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

                  8.5 Enforceability. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 8 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions shall automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court or arbitrators are hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or enforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or of the remainder of such section.

                  8.6 Termination of Employment. Notwithstanding any other provision of this Section 8, the provisions of this Section 8 shall not apply, and shall be of no further force and effect with respect to Charles M. Newell or Henry H. Newell in the event that either is terminated from employment without Cause or resigns from employment for Good Reason as those terms are defined in their respective employment agreements; provided, however, that the non-competition provisions of the respective employment agreements of Charles M. Newell and Henry H. Newell shall continue to apply in accordance with their terms, and provided further, however, that the termination of either Charles M. Newell's or Henry H. Newell's employment shall not affect the applicability of this Section 8.06 to the other Newell.

                       SECTION 9. CONDITIONS PRECEDENT TO
                            THE OBLIGATIONS OF BUYER

                  The obligation of Buyer to acquire the Shares and pay the Purchase Price is subject to the satisfaction or waiver in writing by the Buyer, on or prior to the Closing Date, of each of the following express conditions precedent:

                  9.1 Corporate Action. All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by the Company shall have been duly taken prior to the Closing, and the Company shall have delivered to Buyer a certificate of a duly authorized officer of the Company to that effect.

                  9.2 Representations and Warranties. The representations and warranties of the Company and the Stockholders made in or pursuant to this Agreement (without giving any effect to the modifications to the Schedules contemplated in Section 6.09) shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of such date (except for representations and warranties that expressly relate to a specified date, which need be true and correct only as of the specified date), and there shall have been delivered to Buyer certificates to that effect, dated the Closing Date, signed by a duly authorized officer of the Company and by each Stockholder.

                  9.3 Performance of Obligations. Each and all of the covenants and agreements of the Company and the Stockholders to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects or duly waived and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, signed by a duly authorized officer of the Company and each Stockholder.

                  9.4 Due Diligence Investigation. The results of those components of Buyer's due diligence investigation specifically identified on
Schedule 9.04 attached hereto.

                  9.5 Delivery of Documents. In addition to those documents required by Sections 9.01, 9.02 and 9.03, each of the following documents shall have been delivered to Buyer:

                           (a) an opinion of Lewis, Rice & Fingersh, counsel to
the Company, dated the Closing Date, in a form reasonably satisfactory to Buyer;

                           (b) employment agreements executed by each of the
Newells, in the form of Exhibit B;

                           (c) the certificates for the Shares;

                           (d) the pay-off statements and UCC-3 termination
statements and/or mortgage satisfaction pieces releasing and terminating any liens and security interests on the Assets and the Shares identified on Schedule
9.05 attached hereto; and

                           (e) such other documents as Buyer may reasonably
request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

                  9.6 Required Consents. The Company shall have obtained all material consents and approvals of all Persons and all Governmental Authorities required for the transactions contemplated hereby, and all waiting periods specified by law (including any extensions thereof) the expiration of which is necessary for the consummation of such transactions (including, without limitation, the waiting period under the HSR Act) shall have expired or been otherwise terminated.

                  9.7 Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission: (a) challenging any of the transactions contemplated by this Agreement; (b) seeking material monetary relief by reason of the consummation of such transactions; or (c) which would have a material adverse effect on the Assets or the Business following the Closing Date.

                  9.8 Governmental Action; Damage to Property. There shall not have occurred any (a) seizure by any Governmental Authority of all or a portion of the Assets, or (b) material damage, destruction or other impairment of or to all or a portion of the Assets including, without limitation, damage, destruction or other impairment caused by theft, fire, any casualty or the negligence of any Person, including the Company and the Stockholders.

                  9.9 No Adverse Change. There have been no material adverse changes to the consolidated financial condition of the Company or the Business.


                       SECTION 10. CONDITIONS PRECEDENT TO
                       THE OBLIGATIONS OF THE STOCKHOLDERS

                  The obligation of the Stockholders to sell the Shares hereunder is subject to the satisfaction, or waiver in writing by the Stockholders on or prior to the Closing Date, of each of the following express conditions precedent:

                  10.1 Corporate Action. All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by Buyer shall have been duly taken prior to the Closing, and Buyer shall have delivered to the Stockholders a certificate of a duly authorized officer of Buyer to that effect. The Board of Directors of TGI shall have approved the authorization and consummation of the transaction no later than July 7, 1998.

                  10.2 Representations and Warranties. The representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct on and as of the Closing Date in all material respects with the same effect as though all such representations and warranties had been made on and as of such date and there shall have been delivered to the Stockholders a certificate to that effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

                  10.3 Performance of Obligations. Each and all of the covenants and agreements of Buyer to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed or complied in all material respects with or duly waived and there shall have delivered to the Stockholders a certificate to such effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

                  10.4 Delivery of Documents. In addition to those documents required by Sections 10.01, 10.02 and 10.03, each of the following documents shall have been delivered to the Stockholders:

                           (a) employment agreements with each of the Newells,
in the form of Exhibit B; and

                           (b) opinion of counsel of TGI in a form reasonably
satisfactory to the Company.


                  10.5 Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission: (a) challenging any of the transactions contemplated by this Agreement or (b) seeking monetary relief by reason of the consummation of such transactions.

                  10.6 Required Consents. Buyer shall have obtained all consents necessary for the transaction, including those under the HSR Act or, as applicable, the termination of the waiting period under the HSR Act.

                  10.7 Release of Guarantees. The Stockholders shall have been released as guarantors under the guarantees listed on Schedule 10.07.

                    SECTION 11. SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

                  All representations and warranties made by the Company, either Stockholder or Buyer as to any fact or condition existing on or before the Closing Date in this Agreement, in any exhibit, schedule or in any certificate delivered pursuant hereto shall survive the Closing for a period of two years, except the representations and warranties in Section 4.16, which shall survive the Closing for the applicable statute of limitations period, in Section 4.20, which shall survive the Closing for a period of three years, and in Section 4.26, which shall survive for a period of seven years; provided, that there shall be no termination of any such representation or warranty as to which a good faith claim has been asserted in writing prior to the termination of any such survival period. All such representations and warranties shall be unaffected by any investigation made by or on behalf of Buyer, the Company or either Stockholder or by any knowledge obtained as a result thereof or otherwise.


                           SECTION 12. INDEMNIFICATION

                  12.1 Indemnity by the Company and the Stockholders. The Stockholders, jointly and severally (except as provided in this Section 12.01 below), shall defend, indemnify and hold Buyer, its officers, directors, employees, Subsidiaries and Affiliates harmless from and against all Losses arising out of or resulting from:

                           (a) any breach of the representations and warranties
made by the Company or the Stockholders in this Agreement or the failure of such representations and warranties to be true and correct;

                           (b) any failure by the Company or the Stockholders to
carry out, perform, satisfy and discharge any of his or its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents delivered by the Company or the Stockholders pursuant to this Agreement;

                           (c) any infringement of any patent, trademark,
copyright and/or unfair competition rights arising out of the Company's, its Subsidiaries' or customers' use of any Intellectual Property, Technical Information or Computer Software Assets, or the manufacture, use or sale by the Company, its Subsidiaries or customers of any products or services incorporating or reflecting any Intellectual Property or Technical Information;

                           (d) any failure by the Company to comply with or have
complied with any Environmental Laws, or from any Contamination resulting from the Company's operation of the Business or present at, threatening or emanating from any property which the Business has owned, leased or operated and attributable in any way to actions occurring or conditions existing prior to the Closing Date, including, but not limited to Contamination described in Schedule 4.26(c);

                           (e) any failure of any Software, Hardware, Database,
Embedded Control or Product owned, used or manufactured by the Company to be Year 2000 Complaint;

                           (f) any Product Liabilities;

                           (g) Taxes of the Company or the Stockholders
attributable to taxable periods ending on or before the Closing Date and any Taxes imposed by any Governmental Authority upon an audit of any taxable period ending on or before the Closing Date;

                           (h) any claims (other than a claim addressed in
clauses (d), (e) and (g) above) asserted by third parties against Buyer relating to the ownership, occupation and/or operation of the Business, the Assets or any other property occupied by the Company in connection with the Business prior to the Closing Date; and

                           (i) any suit, action or other proceeding brought by
any Person or Government Authority (other than any suit, action or other proceeding addressed in clauses (d), (e) and (g) above) asserting any of the matters referred to in this Section 12.01;

provided, however, (except with respect to any suit, action or other proceeding addressed in clause (g) above to which this provision shall not apply), the Stockholders shall have no liability (for indemnification or otherwise) to Buyer until the total of all Losses with respect to the matters in this Section 12 exceeds $400,000, and then only for the amount by which such Losses exceed $200,000; provided, however, that notwithstanding any other provision of this
Section 12.01, that each of the following Stockholder's liability shall not exceed the following amounts: Charles M. Newell: $8,542,333; and Henry H.
Newell: $6,473,918. In no event shall the Stockholders be liable, in the aggregate (subject always to the monetary limits specified in the preceding sentence), for any amounts in excess of (x) $10,000,000 during the period commencing on the Effective Date and ending two years thereafter, and (y) for any amounts in excess of $5,000,000 (less the amount of any liabilities from Losses incurred by such Stockholders pursuant to clause (x) above) during the period commencing two years after the Effective Date and ending on the applicable termination date of indemnification as set forth in Section 12.04. Any amounts dispersed from the Escrow Fund to Buyer on account of any Losses incurred by Buyer pursuant to this Section 12.01 shall be applied toward the maximum indemnity obligations of the Stockholders for Losses under this Section 12.01.

                  12.2 Indemnity by Buyer. Buyer will indemnify and hold the Stockholders harmless from and against all Losses arising out of or resulting from:

                           (a) any breach of any representations and warranties
made by the Buyer in or pursuant to this Agreement or the failure of such representations and warranties to be true and correct;

                           (b) any failure by Buyer to carry out, perform,
satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or any of the documents and materials delivered by Buyer pursuant to this Agreement;

                           (c) any claims asserted by third parties against the
Company or either Stockholder relating to the ownership, occupation or operation of the Business or the Assets by Buyer after the Closing Date; and

                           (d) any suit, action, or other proceeding brought by
any Person or Governmental Authority asserting any of the matters referred to in this Section 12.02.

                  12.3 Notice of Claim. The indemnified party shall promptly notify the indemnifying party in writing in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under this
Section 12; provided, however, that until the earlier of the first anniversary of the Closing and the disbursement of the Escrow Fund by the Buyer, the parties hereto shall pursue any such claims exclusively among Buyer and the Stockholders in accordance with the terms of Section 2.02(b), which Escrow Fund, to the extent of any amount paid to Buyer pursuant to Section 12.01, shall be applied toward the maximum indemnity obligation of the Stockholders for Losses under
Section 12.01. If such claim, demand, action or proceeding is a third party claim, demand, action or proceeding (a "Third Party Claim"), the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such Third Party Claim. In connection with any such Third Party Claim, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such Third Party Claim shall be settled without the prior written consent of the indemnified party. If a firm written agreement is made by, or with the approval of the indemnifying party to settle any such Third Party Claim and the indemnified party unreasonably refuses to consent to such settlement, then: (a) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such Third Party Claim; (b) the maximum liability of the indemnifying party relating to such Third Party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such Third Party Claim is greater than the amount of the proposed settlement; and (c) the indemnified party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the indemnified party.

                  12.04    Termination of Indemnification.

                           (a) The right of Buyer to be indemnified under this
Section 12 shall survive:

                                    (i) as to matters described in Sections
12.01(a), 12.01(b), 12.01(c), 12.01(f), 12.01(h) and 12.01(i), until the second anniversary of the Closing Date;

                                    (ii) as to matters described in Sections
12.01(g), until the termination of the applicable statute of limitations (including any waivers or extensions thereof agreed to by Buyer);

                                    (iii) as to matters described in Section
12.01(e), until the third anniversary of the Closing Date; and

                                    (iv) as to matters relating to Environmental
matters in Section 12.01(d), until the seventh anniversary of the Closing Date.

                           (b) The right of the Company and the Stockholders to
be indemnified under this Section 12 shall survive until the second anniversary of the Closing Date.

                           (c) Notwithstanding subsections (a) and (b) hereof:

                                    (i) any indemnity claim based on fraudulent
misrepresentations or fraudulent material omission or fraudulent breach of warranty shall survive without any time limitations; and

                                    (ii) any good faith indemnity claim based on
any matter which has been described in a notice to an indemnifying party pursuant to Section 12.03 of this Agreement prior to the expiration of the applicable time limitation set forth in subsections (a) and (b) above shall survive until the claim is finally resolved.

                  12.05 Recovery. The right to indemnification of either party hereunder shall be limited to the amount of the actual damages sustained by the indemnified party net of any insurance proceeds payable to or for the benefit of such indemnified party. If any indemnified party receives such a recovery after receipt of payment, with respect to all Losses, then the amount of such recovery or benefit (but not exceeding the amount of such Losses), net of reasonable expenses incurred in obtaining the recovery or benefit shall be paid to the indemnifying party.

                  12.06 Set Off. Buyer may and is hereby authorized at any time and from time to time to set off and apply against any sum which is due and payable to either Stockholder by Buyer under this Section 12 any sum, liability or other obligation which may be owed to Buyer by either Stockholder under this Agreement, pending final determination of such matters. The rights under this Section 12.06 are in addition to any other rights and remedies which Buyer may otherwise have.

                  12.07 Exclusive Remedy. The parties' rights to indemnification under this Section 12 with respect to any Losses shall be their sole and exclusive remedy with respect to Losses, and neither party shall be entitled to pursue, and each hereby expressly waives, any and all rights that may otherwise be available either at law or in equity with respect thereto.


                      SECTION 13. TERMINATION AND AMENDMENT

                  13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                           (a) by mutual written agreement of the Buyer and the
Company;

                           (b) by Buyer if at any time it reasonably determines
that the conditions precedent to its obligations hereunder in Section 9 hereof will not be satisfied prior to July 31, 1998;

                           (c) by the Company and the Stockholders if at any
time they reasonably determine that the conditions precedent to their obligations hereunder in Section 10 hereof will not be satisfied prior to July 31, 1998;

                           (d) by Buyer if the transactions contemplated hereby
have not been consummated, through no fault or failure of the Buyer, on or before July 31, 1998; or

                           (e) by the Company and the Stockholders if such
transactions have not been consummated, through no fault or failure of the Company and the Stockholders on or before July 31, 1998.

                  13.2 Effect of Termination. If either Buyer or the Company and the Stockholders terminate this Agreement pursuant to Section 13.01, this Agreement, except for the provisions of Sections 7.01, 14.01, 14.03, 14.04,
14.05 and 14.06 shall become void and have no effect. Notwithstanding the foregoing, nothing in this Section 13.02 shall relieve any party to this Agreement for breach of any provision of this Agreement. If it is judicially determined that termination of this Agreement was the result of any intentional breach of this Agreement, then, in addition to other remedies at law or in equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other for their respective costs, fees and expenses of counsel, accountants, financial advisors or other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation.

                  13.3 Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, the Company and the Stockholders. No waiver by any party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any default, misrepresentation or breach prior or subsequent to such occurrence.


                               SECTION 14. GENERAL

                  14.1 Costs and Expenses. The Company and Buyer shall each pay, without right of reimbursement from the other, all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, fees and disbursements of legal counsel, accountants, and consultants employed by the respective parties hereto in connection with the transactions contemplated by this Agreement; provided however, that any such costs attributable to the Company and unpaid as of the Effective Date shall be properly accrued on the Estimated Effective Date Balance Sheet.

                  14.2 Parties in Interest; Assignment.

                           (a) This Agreement shall be binding upon, and inure
to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is not made for the benefit of any Person not a party hereto, and nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement, or any provision hereof.

                           (b) This Agreement shall not be assigned by Buyer,
the Company or the Stockholders without the prior written consent of the Buyer, the Company and the Stockholders; provided, that Buyer shall have the right to assign all or any portion of its rights and obligations under this Agreement to an Affiliate of Buyer without consent of the other parties. Any such assignment shall not release Buyer from its obligations herein.

                  14.3 Confidentiality. Each party to this Agreement shall maintain in strict confidence the negotiation or existence of this Agreement, the identity of the parties hereto and any nonpublic information concerning the other parties or their Subsidiaries or Affiliates provided to or discovered by any of them or their respective representatives and shall not disclose any of the above information to anyone other than: (a) those people directly involved in the investigation and negotiations pertaining to the transactions contemplated by this Agreement, including without limitation, attorneys, accountants and similar representatives; and (b) such Persons or Governmental Authorities whose consents or approvals may be necessary or to whom notice needs to be given to permit consummation of the transactions contemplated hereby.

                  14.4 Public Statements. Neither party to this Agreement shall, without the prior written consent of the other parties hereto, make or cause to be made any press release or other public statement or announcement that directly or indirectly discloses the transactions contemplated by this Agreement; provided, however, that Buyer and the Company may make any public disclosure which it is advised by independent counsel it is required to make by applicable law or any listing or trading agreement concerning its publicly traded securities, only after notice and a reasonable opportunity to review is given to the other party.

                  14.5 Choice of Law. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws, including equitable principles but without regard to principles of conflict of laws, of the State of Delaware.

                  14.6 Mediation. In the event of a dispute arising out of or related to this Agreement (other than with respect to the determination of the Final Effective Date Net Book Value), the parties shall, prior to initiating litigation, first submit the dispute to non-binding mediation under the commercial mediation rules of the American Arbitration Association at its St. Louis, Missouri offices. The parties hereby acknowledge and agree that such mediation shall be deemed to be in the nature of settlement discussions and that neither the fact that such discussions took place, nor any statement or conduct of any participant in such discussions shall be admissible into evidence in any subsequent litigation or in any arbitration or other dispute resolution proceeding involving the parties. It is further understood and agreed that any disclosure in any form, including oral, by any Person participating in such mediation shall not operate as a waiver of any privilege, including work product or attorney-client privilege, applicable to the subject matter thereof.

                  14.7 Notices. Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by telecopy, by a nationally-recognized overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:

                           Nu-Tech Industries Holding Company
                           4020 East 138th Street
                           Grandview, MO 64030
                           Attention: Charles M. Newell
                           Fax:  (816) 763-7966

                           with a copy to:

                           William W. Humphrey III, Esquire
                           Lewis, Rice & Fingersh
                           1010 Walnut Street, Suite 500
                           Kansas City,  MO 64106
                           Fax:  (816) 472-2500

                  If to the Stockholders:

                           Charles M. Newell
                           9112 Delmar
                           Leawood, KS 66207

                           Henry H. Newell
                           5831 Cherokee
                           Fairway, KS 66205

                           with a copy to:

                           William W. Humphrey III, Esquire
                           Lewis, Rice & Fingersh
                           1010 Walnut Street, Suite 500
                           Kansas City,  MO
                           Fax:  (816) 472-2500

                  If to Buyer:

                           The Triumph Group Operations, Inc.
                           Four Glenhardie Corporate Center
                           1255 Drummers Lane, Suite 200
                           Wayne, Pennsylvania  19087
                           Attention:  President
                           Fax:  (610) 975-0563
                           with a copy to:

                           Richard M. Eisenstaedt, Esquire
                           Vice President and General Counsel
                           Triumph Group, Inc.
                           Four Glenhardie Corporate Center
                           1255 Drummers Lane, Suite 200
                           Wayne, Pennsylvania  19087
                           Fax:  (610) 975-0563

or to such other Person or address as either such party may have specified in a notice duly given by the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date so personally delivered, on the Business Day following delivery by sender to such an overnight courier, three Business Days after mailing or when receipt is confirmed if delivered by telecopy.

                  14.8 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and the documents referred to herein as having been entered into by all of the parties hereto, or delivered by a party hereto to another party hereto, constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof (other than the Confidentiality Agreement, dated May 20, 1998, between TGI and Heartland Consultants, L.C. for the benefit of the Company).

                  14.9 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies a party may otherwise have at law or in equity.

                  14.10 Waiver. Any failure of the Company, the Stockholders or Buyer to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Buyer in the case of any such failure by the Company or the Stockholders, or by the Company and the Stockholders, in the case of any such failure by Buyer, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 14.10.

                  14.11 Severability. The unenforceability or invalidity of any Section or subsection or provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

                  14.12 Headings. The headings of the Sections and subsections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability or validity of this Agreement.

                  14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

                  14.14 Facsimiles. Any facsimile signature of any party hereto or to any other agreement executed in connection herewith shall constitute a legal, valid and binding execution hereof by such party.

                  14.15 Construction. The Company, the Stockholders and the Buyer hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. Section, Exhibit and Schedule references contained in this Agreement refer to those contained in or attached to this Agreement unless otherwise specified.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       BUYER:

                                       THE TRIUMPH GROUP OPERATIONS, INC.


                                       By:/s/ Richard M. Eisenstaedt
                                       ------------------------------------
                                              Name: Richard M. Eisenstaedt
                                              Title: Vice President

                                       COMPANY:

                                       NU-TECH INDUSTRIES HOLDINGS COMPANY


                                       By: /s/ Henry H. Newell
                                       ------------------------------------
                                               Name: Henry H. Newell
                                               Title: Executive Vice President

                                       STOCKHOLDERS:

                                           /s/ Charles M. Newell
                                       ------------------------------------
                                       Charles M. Newell


                                           /s/ Henry H. Newell
                                       ------------------------------------
                                       Henry H. Newell

                                       With respect to Sections 2.02(a),
                                       2.03(a), 2.03(b), 5.01, 5.02, 5.03,
                                       5.04, 5.05, 5.06, 5.07, 7.03 and
                                       7.05 hereof:

                                       TRIUMPH GROUP, INC.

                                       By: /s/ Richard M. Eisenstaedt
                                       ------------------------------------
                                               Name: Richard M. Eisenstaedt
                                               Title: Vice President

                            Schedule 1 - Definitions



                  "Accounts Receivable" means all accounts and notes receivable of the Company arising from the Business, including intercompany receivables for products shipped or sold by the Business to the Company or an Affiliate of the Company.

                  "Affiliate" means with respect to any Person, any Person who controls, is controlled by, or is under common control with, the designated entity. Ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest of a Person shall be deemed to constitute control.

                  "Assets" means all of the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated.

                  "Bid Balance Sheet" means the consolidated balance sheet of the Company at April 30, 1998 and included in the Financial Statements attached to this Agreement in Schedule 4.09(a).

                  "Bid Balance Sheet Date" means April 30, 1998.

                  "Bid Net Book Value" means the Assets minus depreciation of such Assets minus the amount of the liabilities (to the extent properly reflected on a balance sheet prepared in accordance with GAAP) all as set forth on the Bid Balance Sheet.

                  "Books and Records" means all books of account and other financial records of the Company relating to the Business.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

                  "Change in Control" shall be deemed to have occurred if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of securities of TGI or the Company ("Voting Securities") representing more than forty percent (40%) of the total aggregate voting power of TGI's or the Company's then outstanding securities entitled to vote generally in the election of directors, and such person or group owns more aggregate voting power of TGI's or the Company's then outstanding securities entitled to vote generally in the election of directors than any other person; provided however, that a "Change in Control" shall not be deemed to have occurred (1) with respect to TGI, if Citicorp Venture Capital, Ltd., or any Affiliate thereof shall own, either directly or indirectly, more than 40% of TGI's then outstanding Voting Securities or securities convertible into such Voting Securities and (2) with respect to the Company, if an Affiliate of TGI shall own, either directly or indirectly, more than 40% of the Company's then outstanding Voting Securities or securities convertible into such Voting Securities.

                  "Closing" means the act or acts by which the transactions contemplated by the Agreement are accomplished.

                  "Closing Date" means the date on which the Closing occurs. Unless the parties otherwise agree, any references to "after the Closing Date" means any time after the normal close of business of the Company on the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" as used herein, unless the context requires otherwise, shall include its Subsidiaries.

                  "Computer Software Assets" means all Software, data rights, documentation and associated license, escrow, support and maintenance agreements used in the conduct of the Business.

                  "Contamination" means the uncontained presence of Hazardous Substances at any property, or arising from any property, which may require remediation or otherwise give rise to liability under any applicable law.

                  "Contracts" means all contracts, orders for spare parts, distribution agreements, service agreements, development agreements, consulting agreements, guarantees, commitments, instruments and other agreements.

                  "Database" means all data and other information recorded, stored, transmitted and retrieved in electronic form by a system or any component, whether located on any component or components of a system or archived in storage media of a type employed or used in conjunction with any component or system.

                  "Embedded Control" means any microprocessor, microcontrol, smart instrumentation or other sensor, driver, monitor, robotic or other device controlling a semiconductor, memory circuit, BIOS, PROM or other microchip which performs some electronic or computer logic function.

                  "Environmental Investigation" means the investigation commissioned by Buyer of the Company's compliance with the Environmental Laws, the presence of Hazardous Substances or other toxic or hazardous materials on properties owned, leased or operated by the Company and the uses and condition of disposal sites for waste generated in connection with the operations of the Company.

                  "Environmental Laws" means all environmental or health and safety statutes, ordinances, regulations, orders, directives, decrees, permits, governmental approvals, contractual requirements and requirements of common law concerning (i) activities relating to the Business, (ii) the Assets or any other properties or assets owned, leased or operated by or in connection with the Business, (iii) repairs or construction of any improvements, (iv) handling of any materials, (v) discharges into the air, soil, surface, water or ground water and (vi) storage, treatment or disposal of any waste at or connected with any activity at such properties.

                  "Environmental Lien" means any lien against the property held by the United States under CERCLA, or any lien held by any other Governmental Authority under any other Environmental Law.

                  "Equipment" means all machinery, equipment, leasehold improvements, owned trucks, owned automobiles, office furniture, office equipment, computing and telecommunications equipment (including the software loaded on such equipment), including leased equipment if the lease agreement relating thereto is a Lease; existing patterns, dies, jigs, fixtures, tooling, test equipment and working models.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means a member of a "controlled group" of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                   "Estimated Effective Date Balance Sheet" means the special purpose balance sheet at the Effective Date prepared by the Stockholders prior to the Closing in accordance with Section 2.03(c) of this Agreement.

                   "Estimated Effective Date Net Book Value" means the Assets minus depreciation of such Assets as of the Bid Balance Sheet Date, minus the amount of the liabilities (to the extent properly reflected on a balance sheet prepared in accordance with GAAP), as reflected on the Estimated Effective Date Balance Sheet.

                  "Final Effective Date Balance Sheet" means the special purpose balance sheet prepared by Buyer dated as of the Effective Date following the Closing and delivered to the Stockholders pursuant to Section 2.03(c) of this Agreement or as subsequently adjusted by the arbitrator pursuant to Section 2.03(d).

                  "Final Effective Date Net Book Value" means the Assets, minus the amount of the liabilities (to the extent properly reflected on a balance sheet prepared in accordance with GAAP), as reflected on the Final Effective Date Balance Sheet (whether as delivered by Buyer to the Stockholders pursuant to Section 2.03(c) or as subsequently adjusted by the arbitrator pursuant to
Section 2.03(d)).

                  "Financial Statements" means the financial statements of the Company delivered to Buyer pursuant to Section 4.09(a) and included in Schedule 4.09(a).

                  "GAAP" means generally accepted accounting principles as established from time to time by the Financial Accounting Standards Board, consistently applied.

                  "Governmental Authority" means the government of the United States, any state or political subdivision thereof, any foreign country and any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

                  "Hardware" means all mainframes, mid-range computers, personal computers, notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

                  "Hazardous Substances" means "hazardous substances" or "pollutants or contaminants" as defined pursuant to CERCLA, "regulated substances" within the meaning of Subtitle I of the Resource Conservation and Liability Act, as amended, hazardous substances as defined under any applicable state or local Environmental Laws, petroleum or petroleum products, and any other substance considered toxic, hazardous or a potential threat to human health or the environment under any applicable Environmental Law, the presence of which has resulted or may result in (i) an Environmental Lien, (ii) a party incurring costs or liabilities, or (iii) a party being ordered or directed to investigate, remediate or otherwise respond to a potential environmental threat posed by such substances.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" means all unpatented inventions, invention disclosures, multinational invention registrations, patents and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and re-examinations) and all rights therein provided by law, multinational treaties or conventions; all publications and copyrights; all trade secrets, know-how, formulas, and all common law and registered trademarks, trademark registrations, applications for trademark registrations, tradenames, or any derivation thereof, trade dress, brand names, service marks and logos, whether owned or licensed.

                  "Inventory" means all raw materials inventory, work-in-process inventory, finished goods inventory and spare parts inventory, together with all manufacturing supplies and boxing, labeling and other shipping materials and, to the extent permitted by law, an assignment of all related manufacturer or fabricator warranties, guarantees and indemnities.

                  "knowledge," "known to us" or "aware of" or "awareness" of the Company, as used throughout this Agreement, shall mean the actual knowledge, without inquiry, of Charles M. Newell, Henry H. Newell, Christopher D. Shirling (the Company's Treasurer) and Dan Phillips (the Company's plant manager).

                  "Leased Real Property" means parcels of land, together with all rights, interests and appurtenances therein or thereto, and the buildings, structures, installations, fixtures and other improvements thereon.

                  "Leases" means leases of Equipment and other tangible personal property, leases of Leased Real Property and other leases of Tangible Assets or intangible personal property, in each case whether classified as a capital or operating lease for accounting purposes.

                  "Liens" means all mortgages, liens, pledges, charges, security interests, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, noncompetition agreements, defects in title and other encumbrances.

                  "Losses" means all claims, damages, losses, liabilities, costs and expenses (including attorneys' fees and disbursements and any other legal costs) suffered or incurred by a party.

                  "Material Contracts" means any Contract or series of related Contracts which involve the expenditure by the Company of more than $25,000 to perform its obligations thereunder or to obtain the benefit thereof or which is otherwise material to the operation of the Business or the use and enjoyment of Assets.

                  "Multiemployer Plan" means a "multiemployer plan" within the meaning of Section 3(37(A)) of ERISA.

                  "Open Orders" means all open orders for goods and services with customers of the Company arising from the Business, together with related purchase orders, contracts, subcontracts and accounts receivable and credit support associated therewith.

                  "Permits" means all governmental permits, licenses, registrations, orders and approvals.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature.

                  "Plan" means any welfare plan as defined by ERISA, any pension plan as defined by Section 3(2) of ERISA, any other retirement, severance, continuation pay, termination pay, bonus, stock bonus, deferred compensation, insurance, vacation, personal leave, tuition reimbursement, dependent care assistance, cafeteria plan or other plan, policy or arrangement providing employee benefits (whether or not described in ERISA) maintained by the Company or an ERISA Affiliate of the Company to which the Company or any ERISA Affiliate contributes or is obligated to contribute for the benefit of one or more employees of the Company.

                  "Product Liability" means liabilities and obligations for property damage, death or personal injury (whether suffered or discovered prior to or after the Closing Date) arising from, caused by or attributable to, products manufactured, sold or distributed, or services performed or rendered by the Company or the Company's agents prior to the Closing Date.

                  "Quality Control Systems" means all certifications, ratings, listings and similar benefits from any product or quality control certification organization and all systems and manuals related thereto.

                  "Real Property" means all parcels of land, together with all rights, interests and appurtenances therein or thereto, and the buildings, structures, installations, fixtures and other improvements thereon.

                  "Software" means all software owned, developed, licensed or used, including (i) all modifications, enhancements, fixes, updates, upgrades, bypasses and workarounds, (ii) the source code and object code for any of the foregoing and (iii) all operating systems, bridgeware, firmware, middleware and utilities.

                  "Subsidiary" means a corporation in which the Company or any Subsidiary of the Company owns a majority of the common stock or has the power to elect a majority of the directors.

                  "Tangible Assets" means all tangible properties and assets, whether real or personal and whether owned or leased, included in the Assets.

                  "Taxes" mean all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), estimated taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, duties, ad valorem taxes, value added taxes, excise taxes, capital stock or franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, recordation fees, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges and other obligations of the same or of a similar nature to any of the foregoing (including any interest or penalties relating to any of the foregoing), which a corporation or other entity may be required to pay, withhold or collect, imposed by any federal, territorial, state, local, or foreign government or any agency or political subdivision of any such government;

                  "Technical Information" means all customer, dealer and supplier lists; serial number records; engineering, manufacturing, design, installation and other technical drawings, specifications and calculations; manufacturing and production processes and techniques; research and development information; operating, maintenance and repair manuals and instruction books; cost and estimating information, cost records, vendor data and other business records (including without limitation, sales histories); sales inquiries; consultant's reports; bills of material, test data and selected test material samples; advertising and promotional literature, including reproducible masters and all other commercial, sales, marketing, and technical data (including, but not limited to, data stored electronically or on other format, together with rights under any third party licenses necessary to use such data).

                  "Warranty Claim" means a claim for the repair or replacement of products manufactured by the Business under unexpired warranties or for credits or price adjustments for such products, as a result of their failure to perform in accordance with the warranties made in connection with their sale.

                  "Year 2000 Compliant" means, as applied to any Software, Hardware, Databases, Embedded Controls or Products, that each Component or Product (i) is designed (or has been modified) to be used prior to or after January 1, 2000; (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-year recognition, leap years, date values and interfaces of date functionalities; and (iii) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition of the twentieth century through the year 2000 and into the twenty-first century.

                  "Year 2000 Problem" means the possible inability of an electronic device or computer hardware or software system or program to operate after December 31, 1999, in substantially the same manner as it operates on or prior to the date hereof.